UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2009

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, the Board of Directors of Encore Bancshares, Inc. (the “Company”), upon recommendation of the Company’s Corporate Governance and Nominating Committee, appointed Preston Moore as President and director of the Company. James S. D’Agostino, Jr., who relinquished the president title to Mr. Moore, will remain the Chairman and Chief Executive Officer of the Company. As of the date of this filing, Mr. Moore has not been appointed to a committee of the Board of Directors of the Company, nor has it been determined when, if at all, any such appointment would be made. As an employee of the Company, Mr. Moore will not receive any compensation for his service on the Board of Directors.

Mr. Moore presently serves as President and Chief Executive Officer of Encore Bank, N.A., the banking subsidiary of the Company. Mr. Moore is an at-will employee and does not have an employment agreement with the Company and will not receive any additional compensation for his service to the Company. A summary of the written and unwritten arrangements under which Mr. Moore is compensation was previously included in the Company’s Current Report on Form 8-K filed on June 16, 2009.

A copy of the Company’s press release announcing Mr. Moore’s appointment is included as Exhibit 99.1. to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 27, 2009 issued by Encore Bancshares, Inc. announcing the appointment of Mr. Moore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: July 27, 2009

	By:	/s/ James S. D’agostino, Jr.
James S. D’Agostino, Jr.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 27, 2009 issued by Encore Bancshares, Inc. announcing the appointment of Mr. Moore.